FIRST AMENDMENT TO THE
ADDENDUM TO THE AMENDED AND RESTATED
FUND ACCOUNTING SERVICING AGREEMENT

    THIS FIRST AMENDMENT, effective as of the last date in the signature block (the “Amendment”), to the Addendum to the Amended and Restated Fund Accounting Servicing Agreement (the “Addendum”) is made and entered into by and between Brown Advisory Funds, a Delaware statutory trust (the “Trust”) and U.S. Bancorp Fund Services, LLC d/b/a U.S. Bank Global Fund Services, a Wisconsin limited liability company (“USBGFS”).

WHEREAS, the Trust and USBGFS are parties to that certain Amended and Restated Fund Accounting Servicing Agreement, dated May 2, 2018, as amended (the “Agreement”).

WHEREAS, the parties desire to amend Schedule I of the Addendum to add the Brown Advisory Sustainable Value Fund; and

WHEREAS, Section 15 of the Agreement allows for the Addendum’s amendment by a written instrument executed by all parties.

    NOW, THEREFORE, the parties agree to amend the Addendum as follows:

1. Schedule I of the Addendum is hereby superseded and replaced in its entirety with Schedule I attached hereto.

2. Except to the extent amended hereby, the Agreement and Addendum shall remain in full force and effect.

    IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the day and year last written below.

BROWN ADVISORY FUNDS		U.S. BANCORP FUND SERVICES, LLC
By:	/s/ Paul J. Chew	By:	/s/ Jason Hadler
Name:	Paul J. Chew	Name:	Jason Hadler
Title:	President	Title:	Sr. Vice President
Date:	March 28, 2023	Date:	Sr. Vice President

Schedule I

Funds

Brown Advisory Flexible Equity Fund
Brown Advisory Growth Equity Fund
Brown Advisory Intermediate Income Fund
Brown Advisory Maryland Bond Fund
Brown Advisory Small-Cap Fundamental Value Fund
Brown Advisory Small-Cap Growth Fund
Brown Advisory Equity Income Fund
Brown Advisory Tax-Exempt Bond Fund
Brown Advisory Sustainable Growth Fund
Brown Advisory Emerging Markets Select Fund
Brown Advisory Mortgage Securities Fund
Brown Advisory - WMC Strategic European Equity Fund
Brown Advisory Total Return Fund
Brown Advisory Global Leaders Fund
Brown Advisory Sustainable Bond Fund
Brown Advisory Mid-Cap Growth Fund
Brown Advisory - Beutel Goodman Large-Cap Value Fund
Brown Advisory Tax-Exempt Sustainable Bond Fund
Brown Advisory Sustainable Small-Cap Core Fund
Brown Advisory Sustainable International Leaders Fund
Brown Advisory Sustainable Value Fund

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